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                                                                   EXHIBIT 10.14


                LEASE AND REAL ESTATE PURCHASE OPTION AGREEMENT

                This LEASE AND REAL ESTATE PURCHASE OPTION AGREEMENT (the "Agreement") is made and entered into this 3rd day of July, 2000 by and between COHU, INC., a Delaware corporation ("Cohu"), and IPX CAMELBACK, LLC, an Arizona limited liability company ("IPX"), with reference to the Recitals below.

                                    RECITALS

        A. IPX is contemporaneously herewith executing a certain Purchase and Sale Agreement and Escrow Instructions dated July 3, 2000 (the "Purchase Agreement") to acquire certain real property (the "Real Property") located at 12365 Crosthwaite Circle, Poway, CA 92064 and which is legally described on Exhibit "A" hereto.

        B. After acquiring the Real Property, IPX desires to lease the Real Property to Cohu in its capacity as a tenant (the "Tenant") under the Lease (as defined below).

        C. The parties are executing this Agreement in order to memorialize their understanding concerning the foregoing matters.

                                    AGREEMENT

        NOW, THEREFORE, in consideration of the above Recitals and the mutual promises set forth herein, the parties hereby agree as follows:

        1. DEFINITIONS. For purposes of this Agreement, the following terms shall have the meanings provided below:

                1.1 "1031 EXCHANGE" shall have the meaning given it in Section
12.11 below.

                1.2 "ACQUISITION COSTS" shall mean the sum of: (i) the greater of (x) the purchase price paid by IPX to the Seller to acquire the Real Property or (y) the outstanding principal balance under the Loan Agreement (as defined in Section 1.17 below), including accrued and unpaid interest and other unpaid fees and charges of Lender; (ii) all sales, transfer or similar taxes, and all charges and closing costs paid by IPX in connection with its purchase of the Real Property; (iii) all interest, charges and other fees incurred by IPX under the Loan Agreement which are not paid as rent pursuant to the Lease or otherwise reimbursed to IPX by Cohu, and (iv) any and all unreimbursed costs, liabilities and expenses (including any state or local transfer or excise taxes) of any kind incurred by IPX in connection with the acquisition, ownership, or operation of the Real Property, the disposition of the Real Property; provided, however, that Acquisition Costs shall not include any Excluded Costs (as defined below).

                1.3 "PURCHASE AGREEMENT" shall have the meaning given it in Recital A above.

                1.4 "CONTAMINATION" shall have the meaning given it in Section
10.2 below.


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                1.5 "CONTRACT PERIOD" shall mean a period of twelve (12)
calendar months commencing when IPX acquires the Real Property.

                1.6 "CORRECTIVE ACTION" shall have the meaning given it in
Section 10.2(b) below.

                1.7 "DEFICIENCY PAYMENT" shall have the meaning give it in
Section 9.1(a) below.

                1.8 "ENFORCEMENT AGENCY" shall have the meaning given it in
Section 10.2(b) below.

                1.9 "ENVIRONMENTAL STATUTES" shall have the meaning given it in
Section 10.2 below.

                1.10 "EXCLUDED COSTS" shall mean the sum of only: (i) professional fees and administrative costs and fees (including overhead costs) incurred by IPX in connection with the transactions contemplated hereunder or its organization or operation (but not including any such fees that IPX is entitled to be indemnified for under any other provision of this Agreement);
(ii) any claims or losses incurred by IPX as to which Cohu is expressly excused from reimbursing IPX under a separate provision of this Agreement and (iii) any and all income taxes and similar taxes based upon or measured by IPX's income. The foregoing notwithstanding, any professional fees and costs incurred by IPX in connection with, or as a result of, a default under or breach of this Agreement by Cohu or a default under or breach of the Lease by Tenant shall not be considered "Excluded Costs" under this Agreement.

                1.11 "FAIR MARKET VALUE" of the Real Property shall mean the gross fair market value of the Real Property, unencumbered by the Loan Agreement, as determined by an appraisal conducted by a recognized appraiser (the "Appraiser") to be agreed to by Cohu and IPX; provided, however, that if the Real Property is purchased from IPX during the Contract Period, then the Fair Market Value shall be deemed to equal the Acquisition Costs. If Fair Market Value is to be determined by an appraisal, Cohu shall be solely responsible for timely retaining the Appraiser and paying all of the Appraiser's fees and expenses. If Fair Market Value is to be determined by reference to the Acquisition Costs, IPX shall provide Cohu with an accounting thereof at least five (5) days prior to the closing date for any such transfer.

                1.12 "FORUM STATE" shall mean the State of California.

                1.13 "HAZARDOUS SUBSTANCE" shall have the meaning given it in
Section 10.2 below.

                1.14 "INDEMNIFIED PARTIES" shall mean (i) IPX, (ii) Pacific American Property Exchange Corporation, and (iii) their respective affiliates, officers, agents, shareholders,



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managers, members, employees and assigns.

                1.15 "LEASE" shall mean that certain Lease Agreement to be entered into by Tenant and IPX for the purpose of leasing the Real Property. The Lease shall be entered into prior to IPX's acquisition of the Real Property. See
Section 2.3 below.

                1.16 "LENDER" shall mean Delta Design, Inc., a Delaware corporation.

                1.17 "LOAN AGREEMENT" shall mean that certain loan agreement between Lender and IPX dated July 3, 2000.

                1.18 "OPTION NOTICE" shall have the meaning provided in Section
5.1 below.

                1.19 "PERMITTED LIENS" shall mean (i) any lien specifically authorized or contemplated in this Agreement or the Loan Agreement, (ii) any lien which arises as a result of Tenant's breach of the Lease or Cohu's default under this Agreement, (iii) any lien or encumbrance arising from acts or omissions of Seller or Tenant, (iv) any lien or encumbrance in existence at the time IPX acquires the Real Property, or (v) any lien which is not an Unrelated Lien.

                1.20 "REAL PROPERTY" shall have the meaning given it in Recital A above.

                1.21 "SELLER" shall mean Burnham Pacific Operating Partnership, L.P., a Delaware limited partnership.

                1.22 "TENANT" shall mean Cohu, Inc., a Delaware corporation.

                1.23 "TERMINATION EVENTS" shall have the meaning given it in
Section 3.2 below.

                1.24 "TERMINATION NOTICE" shall have the meaning provided in
Section 3.1 below.

                1.25 "TERMINATION SALE NOTICE" shall have the meaning given it in Section 9.1 below.

                1.26 "TERMINATION SALE PROCEEDS" shall have the meaning given it in Section 9.3 below.

                1.27 "THIRD PARTY CLAIM" shall have the meaning given it in
Section 10.4 below.

                1.28 "UNRELATED LIENS" shall mean any liens, encumbrances or restrictions created or suffered to exist by IPX with respect to the Real Property, including without limitation any liens, encumbrances or restrictions which are created or suffered by IPX: (i) for money



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borrowed (other than pursuant to the Loan Agreement), (ii) in connection with its activities in any respect not pertaining to the Real Property or this Agreement, or (iii) in violation or breach of this Agreement, the Loan Agreement, or the Lease. The Permitted Liens are not Unrelated Liens.

                1.29 FINANCING OF ACQUISITION. In order to finance the acquisition of the Real Property, IPX shall borrow funds from the Lender in accordance with the terms and conditions set forth in that certain Loan Agreement dated July 3, 2000 (the "Loan Agreement") between the Lender and IPX (the "Loan Agreement"). IPX shall comply with all the terms and conditions of the Loan Agreement and enter into such other agreements and assignments as may be required thereby.

                1.30 LEASE. Simultaneously with the acquisition of the Real Property by IPX, Tenant shall enter into the Lease. The Lease shall be mutually satisfactory in form and substance to IPX and Cohu.

        2. TERMINATION PROCEDURES.

                2.1 TERMINATION NOTICE. If IPX continues to hold any interest in the Real Property after the occurrence of any of the Termination Events, then IPX may, in its sole discretion, by written notice (the "Termination Notice") sent to Cohu by IPX at any time within sixty (60) days after the occurrence of the Termination Event, invoke the remedies and indemnity provisions set forth in
Section 9 below.

                2.2 TERMINATION EVENTS. For purposes of this Agreement, the following events shall be considered "Termination Events":

                        (a) If IPX continues to hold an interest in the Real Property as of a date which is thirty (30) days prior to the stated maturity date of any loan extended pursuant to the Loan Agreement (or the equivalent date under any refinancings, renewals, extensions or modifications thereof);


                        (b) If Cohu, or any successor or assign, shall be dissolved or liquidated; shall make an assignment for the benefit of creditors; shall file a petition in bankruptcy; shall be adjudicated insolvent or bankrupt; shall petition or apply to any tribunal for any receiver or trustee; shall commence any proceeding relating to itself under any bankruptcy, reorganization, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction; shall have commenced against it any such proceeding which remains undismissed for a period of ninety (90) days; shall indicate its consent to, approval of or acquiescence in any such proceeding; or shall suffer the appointment of any receiver of or trustee for it or for substantially all of its property which shall continue undischarged for a period of ninety (90) days;

                        (c) If Tenant shall default under terms of the Lease and such default



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shall remain uncured for more than thirty (30) days after notice from IPX to
Tenant; and

                        (d) If the Contract Period has ended.

        3. COHU'S REMEDIES. If IPX, or any successor thereof, shall be dissolved or liquidated, shall make an assignment for the benefit of creditors; shall file a petition in bankruptcy; shall be adjudicated insolvent or bankrupt, shall petition or apply to any tribunal for any receiver or trustee; shall commence any proceeding relating to itself under any bankruptcy, reorganization, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction; shall have commenced against it any such proceeding which remains undismissed for a period of ninety (90) days; shall indicate its consent to, approval of or acquiescence in any such proceeding or shall suffer the appointment of any receiver of or trustee for it or any substantial part of its property which shall continue undischarged for a period of ninety (90) days, Cohu shall be entitled, in its sole discretion, to recover any and all damages against IPX as provided by law.

        4. COHU'S PURCHASE OPTION.

                4.1 GRANT OF OPTION. At any time and from time to time prior to the occurrence of a Termination Event, Cohu or its assignee (designated pursuant to Section 12.11 below) shall have the right (the "Option"), upon delivery of written notice (the "Option Notice") to IPX, to purchase the Real Property (or the entire membership interest of Pacific American Property Exchange Corporation in IPX) for cash in an amount equal to the Fair Market Value of the Real Property as determined as of the date of the Option Notice.

                4.2 CLOSING PROCEDURES. At such time and from time to time that Cohu or its designated assignee exercises the Option, the Option Notice shall set forth a date no later than forty-five (45) business days after the date of such notice for a closing at which IPX shall transfer and assign title to the Real Property to Cohu or its designated assignee. Except as prohibited by law, Cohu or its designated assignee shall be required to accept the Real Property pursuant to this Section 5 regardless of: (i) defects in title or encumbrances other than Unrelated Liens; (ii) the absence of any required permits or approvals; (iii) any unfavorable tax rulings; or (iv) any other matter or condition affecting or relating to the Real Property or the right or power of Cohu to take or maintain possession of and operate the Real Property other than the Unrelated Liens. Title to the Real Property shall be subject to the Permitted Liens, but not the Unrelated Liens. In addition, IPX shall assign to Cohu all representations, warranties and covenants from the Seller pertaining to the Real Property that have been obtained by IPX and all of its rights and obligations under the Lease.

                4.3 ADDITIONAL DELIVERIES. At such time and from time to time as IPX delivers the Real Property to Cohu (or its designated assignee) pursuant to
Section 5.2 above, IPX shall also deliver to Cohu (or its designated assignee)
(i) any insurance or condemnation proceeds pertaining to the Real Property which IPX may have received, except to the extent such proceeds have been reinvested or otherwise applied as required under the Loan Agreement, or applied in accordance with the Lease, and (ii) assignments of any insurance or condemnation



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proceeds pertaining to the Real Property which IPX may be entitled to receive but has not received.

        5. REPRESENTATIONS AND WARRANTIES OF IPX. IPX hereby represents and warrants to Cohu as follows:

                5.1 DUE ORGANIZATION; AUTHORITY; ENFORCEABILITY. IPX is an Arizona limited liability company, duly organized, and validly existing under the laws of the state of its formation and authorized to conduct business in the State of California, with the power and authority to make, execute, deliver and perform its obligations under this Agreement and all of the transactions contemplated under this Agreement and has taken all necessary action to authorize the execution, delivery and performance of this Agreement. This Agreement constitutes a valid and binding obligation of IPX, enforceable against IPX in accordance with its terms, subject, however, to bankruptcy, insolvency, reorganization, moratorium and other laws of general applicability relating to or affecting creditors' rights and to general equitable principles. Pacific American Property Exchange Corporation is and shall at all times be the sole member of IPX.

                5.2 CONFLICT WITH EXISTING LAWS OR CONTRACTS. The execution and delivery of this Agreement, and all related documents, and the performance of its obligations hereunder and thereunder by IPX (i) does not conflict with or result in a breach of or constitute a default under any of the terms, conditions or provisions of the certificate of formation or operating agreement of IPX or of any agreement or instrument to which IPX is a party or by which IPX is bound or any order or decree applicable to IPX, and (ii) will not result in the creation or imposition of any lien (except for those liens contemplated by the Lease and Loan Agreement) on any of IPX's assets or property, which would materially and adversely affect the ability of IPX to execute and deliver this Agreement and perform its obligations hereunder. IPX has obtained all consents, approvals, authorizations or orders of any court or governmental agency or body, if any, required for the execution and delivery of this Agreement by IPX.

                5.3 LEGAL ACTION AGAINST IPX. There are no judgments, orders, or decrees of any kind against IPX unpaid or unsatisfied of record nor any legal action, suit or other legal or administrative proceeding pending or to IPX's knowledge threatened against IPX, before any court or administrative agency which has, or is likely to have, any material or adverse effect on the business or assets or the condition, financial or otherwise, of IPX or which prevents the ability of IPX to perform hereunder.

                5.4 FINANCIAL CONDITION OF IPX. IPX has not filed any petition seeking or acquiescing in any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any law relating to bankruptcy or insolvency, nor has any such petition been filed against IPX. No general assignment of IPX's property has been made for the benefit of creditors, and no receiver, master, liquidator or trustee has been appointed for IPX or any of its property. IPX is not insolvent and the consummation of the transactions contemplated by this Agreement shall not render IPX insolvent. IPX will have as of the time of execution of this Agreement sufficient financial resources to meet its obligations hereunder.



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                5.5 RELATIONSHIP OF PARTIES. IPX is not the agent or partner of
Cohu.

                5.6 TITLE. Except as expressly provided herein, IPX shall not be obligated to make any representations and warranties to Cohu (or its designated assignee) in connection with the transfer of the Real Property pursuant to
Section 5 above.

        6. REPRESENTATIONS AND WARRANTIES OF COHU. Cohu hereby represents and warrants to IPX as follows:

                6.1 DUE ORGANIZATION; AUTHORITY; ENFORCEABILITY. Cohu is an entity in the form specified in the preamble to this Agreement and is duly organized, validly existing and in good standing under the laws of the state of its formation, with the power and authority to make, execute, deliver and perform its respective obligations under this Agreement and all of the transactions contemplated under this Agreement and has taken all necessary action to authorize the execution, delivery and performance of this Agreement. This Agreement constitutes a valid and binding obligation of Cohu, enforceable against Cohu in accordance with its terms, subject, as to enforcement to bankruptcy, insolvency, reorganization, moratorium and other laws of general applicability relating to or affecting creditors' rights and to general equitable principles.

                6.2 CONFLICT WITH EXISTING LAWS OR CONTRACTS. The execution and delivery of this Agreement and all related documents and the performance of its obligations hereunder and thereunder by Cohu (i) does not conflict with or result in a breach of or constitute a default under any of the terms, conditions or provisions of any agreement or instrument to which Cohu is a party or by which Cohu is bound or any order or decree applicable to Cohu, or (ii) will not result in the creation or imposition of any lien on any of the assets or property of Cohu, which would materially and adversely affect the ability of Cohu to execute and deliver this Agreement and perform its obligations hereunder. Cohu has obtained all consents, approvals, authorizations or orders of any court or governmental agency or body, if any, required for the execution and delivery by Cohu of this Agreement.

                6.3 LEGAL ACTION AGAINST COHU. There are no judgments, orders or decrees of any kind against Cohu unpaid or unsatisfied of record nor any legal action, suit or other legal or administrative proceeding pending or, to Cohu's knowledge, threatened against Cohu, before any court or administrative agency which has, or is likely to have, any material or material adverse effect on the business or assets or the condition, financial or otherwise, of Cohu or which prevents the ability of Cohu to perform hereunder.

                6.4 FINANCIAL CONDITION OF COHU. Cohu has not filed any petition seeking or acquiescing in any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any law relating to bankruptcy or insolvency, nor has any such petition been filed against Cohu. No general assignment of Cohu's property has been made for the benefit of creditors, and no receiver, master, liquidator or trustee has been appointed for Cohu or any of its property. Cohu is not insolvent and the consummation of the transactions



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contemplated by this Agreement shall not render Cohu insolvent. Cohu will have as of the time of execution of this Agreement sufficient financial resources to meet its obligations hereunder.

        7. SURVIVAL. Each and every representation and warranty made by IPX or Cohu shall survive the execution and delivery of this Agreement for a period of two (2) years after the date this Agreement terminates.

        8. REMEDIES OF IPX.

                8.1 TERMINATION SALE.

                        (a) If, at any time within thirty (30) days after receipt by Cohu of a Termination Notice pursuant to Section 3.1 above, IPX sends to Cohu a written notice (the "Termination Sale Notice") stating that IPX proposes to dispose of the Real Property, then IPX shall undertake to sell the Real Property in conformity with the termination sale procedures set forth in this Section 9. Upon such sale, if the Termination Sale Proceeds are less than the Acquisition Costs, then Cohu shall pay to IPX within ten (10) days after the sale or deemed sale, in immediately available funds, an amount (the "Deficiency Payment") equal to such deficiency as liquidated termination damages under this
Section 9.1. If the Termination Sale Proceeds exceed the Acquisition Costs, IPX shall retain any such excess. It is expressly agreed that the liquidated damages provision of this Section 9.1 shall apply only to a termination sale in which the Termination Sale Proceeds are less than the Acquisition Costs. Nothing in this Section 9.1 shall limit IPX's right to collect damages from or to be indemnified by Cohu under any other provision of this Agreement.

                        (b) THE PARTIES AGREE THAT IT WOULD BE EXTREMELY DIFFICULT OR IMPRACTICAL TO DETERMINE IPX'S ACTUAL DAMAGES IN THE EVENT OF A TERMINATION SALE OF THE REAL PROPERTY UNDER THIS SECTION 9.1. ACCORDINGLY, IT IS AGREED THAT THE DEFICIENCY PAYMENT IS A REASONABLE ESTIMATE OF IPX'S DAMAGES IN THE EVENT OF A TERMINATION SALE. THE PAYMENT OF THE DEFICIENCY PAYMENT AS LIQUIDATED DAMAGES IS NOT INTENDED AS A FORFEITURE OR PENALTY WITHIN THE MEANING OF CALIFORNIA CIVIL CODE SECTIONS 3275 OR 3369, BUT IS INTENDED TO CONSTITUTE LIQUIDATED DAMAGES TO IPX PURSUANT TO AND IN ACCORDANCE WITH CALIFORNIA CIVIL CODE SECTIONS 1671, 1676 AND 1677 AND SHALL CONSTITUTE IPX'S SOLE RECOURSE AGAINST COHU IN THE EVENT THAT THE TERMINATION SALE PROCEEDS ARE LESS THAN THE ACQUISITION COSTS.


        COHU'S    __________                   IPX'S      __________

        INITIALS: __________                   INITIALS:  __________


                8.2 TERMINATION SALE PROCEDURES. The procedures for the termination sale



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of the Real Property shall be as follows:

                        (a) IPX shall send written notice to at least three commercial property real estate brokers of national standing operating in the county where the Real Property is located that the Real Property is available for sale and list the Real Property with at least one such broker;

                        (b) IPX shall place advertisements for at least seven
(7) consecutive days in the commercial real estate section of at least one newspaper of general circulation in the county stating that the Real Property is available for sale;

                        (c) IPX shall make the Real Property reasonably available for inspection by prospective purchasers, subject to the rights of Tenant under the Lease;

                        (d) IPX shall accept the highest all cash offer received for the Real Property, provided that (1) a bona fide offer is received within one hundred and eighty (180) days after the first to occur of: (i) the date of the first notice mailed to a commercial real estate broker as provided in
Section 9.2.(a), or (ii) the date of the first newspaper advertisement as provided in Section 9.2.(b), and (2) any offer accepted is consummated by the successful offeror within one hundred and eighty (180) days after the date of acceptance; and


                        (e) If IPX shall not have received a bona fide offer for the Real Property as contemplated in Section 9.2.(d) above or any such offer received is not consummated within one hundred and eighty (180) days after acceptance, IPX shall place an advertisement of auction sale in a newspaper of general circulation in the county where the Real Property is located for seven
(7) consecutive days, at the conclusion of which IPX shall be entitled to cause the Real Property to be auctioned for the highest all cash bid received.

                8.3 DETERMINATION OF TERMINATION SALE PROCEEDS. The term "Termination Sale Proceeds" shall mean the net cash proceeds actually received by IPX at the completion of the sale of the Real Property in accordance with the above procedures, after deduction of the sum of: (i) all fees, taxes, charges and other costs incurred by IPX in connection with such sale but not deducted from the proceeds received by it at closing and (ii) all amounts required to be paid to remove any liens, encumbrances or restrictions (other than Unrelated Liens) required to be removed under the terms of any sale of the Real Property. In the event no offers or bids are received for the Real Property, or if for any reason the Real Property cannot be sold despite the good faith efforts of IPX to do so, the Termination Sale Proceeds shall be deemed zero and the charges and costs incurred by IPX in trying to sell the Real Property shall be added to the Deficiency Payment.

                8.4 IPX'S RIGHT TO RETAIN REAL PROPERTY. Notwithstanding anything herein to the contrary, IPX shall not be obligated to sell the Real Property after sending a Termination



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Notice and may elect to retain the Real Property, free and clear of all obligations under this Agreement, but not the Loan Agreement.

        9. ENVIRONMENTAL RELEASE AND INDEMNITY.

                9.1 GENERAL RELEASE. Cohu hereby releases each Indemnified Party and their respective officers, employees and agents, directors, managers, members, shareholders, successors, heirs and assigns (the "Indemnified Environmental Parties") from any and all claims, causes of action and liabilities of any and every kind and character, whether known or unknown, existing, contingent or hereafter arising, which Cohu may have now or in the future, in connection with any Contamination of the Real Property.

                9.2 DEFINITIONS.

                        (a) "Contamination" means the presence on, under, or from the Real Property of any toxic substance, pollutant or contaminant which may constitute a Hazardous Substance (as defined below), or related materials. As utilized herein, Contamination by a Hazardous Substance shall include contamination arising from the presence, creation, production, collection, treatment, disposal, discharge, release, storage, transport, or transfer of any such substance.

                        (b) "Corrective Action" means action (which may include natural attenuation) regarding the Contamination, to the extent required or approved by the environmental regulatory agency (the "Enforcement Agency") that has jurisdiction over the Contamination.

                        (c) The term "Hazardous Substance" shall mean any substance which (1) constitutes a hazardous waste or substance under any applicable federal, state or local law, rule, order or regulation now or hereafter adopted; (2) constitutes a "hazardous substance" under the Comprehensive Environmental Response, Compensation and Liability Act, (42 U.S.C. 9601 et seq.) and the regulations promulgated thereunder; (3) constitutes a "hazardous waste" under the Resource Conservation and Recovery Act, (42 U.S.C. 6901 et seq.) and the regulations promulgated thereunder; (4) constitutes a pollutant, contaminant, chemical or industrial, toxic or hazardous substance or waste; (5) exhibits any of the characteristics enumerated in 40 C.F.R. Sections 261.20-261.24, inclusive; (6) is an extremely hazardous substance listed in
Section 302 of the Superfund Amendments and Reauthorization Act of 1986 (Public Law 99-499, 100 Stat. 1613) which are present in threshold planning or reportable quantities as defined under such act; (7) is a toxic or hazardous chemical substance which is present in quantities which exceed exposure standards as those terms are defined under Sections 6 and 8 of the Occupational Safety and Health Act, as amended, (29 U.S.C. 655 and 657 and 29 C.F.R. Part 1910 subpart 2); (8) contains any asbestos, or (9) is a petroleum-based product contained in an underground or aboveground storage tank.

                        (d) The term "Environmental Statutes" shall mean the statutes, laws,



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rules, orders and regulations referred to in Section 10.2.(c) above.

                9.3 COHU'S REPRESENTATION. Cohu represents and warrants to IPX that to the best of its knowledge no Contamination exists on or under the Real Property that would require Corrective Action.

                9.4 INDEMNIFICATION BY COHU. Cohu shall, at its sole cost and expense, protect, defend, indemnify, release, and hold harmless each Indemnified Environmental Party from and against any and all claims and costs of Corrective Action that may be imposed upon, incurred by, or asserted against any Indemnified Environmental Party and directly or indirectly arising out of or in any way relating to any Contamination, including, without limitation, (i) any loss that an Indemnified Environmental Party may incur arising from (A) the failure of Cohu to perform Corrective Action at the Real Property or (B) Cohu's activities in performing Corrective Action at the Real Property and (ii) payment of attorney's fees, expenses, and other costs that an Indemnified Environmental Party incurs because of Contamination, whether the claim is asserted by any third party for the recovery of damages or losses arising from Contamination (each, a "Third Party Claim") or by the Enforcement Agency in connection with the enforcement or any attempted enforcement of Corrective Action ("Enforcement Action") with respect to Contamination and whether the basis for the Third Party Claim or Enforcement Action now exists or arises later. Upon the request of an Indemnified Environmental Party, Cohu shall defend, at Cohu's expense, the Indemnified Environmental Party against any Third Party Claim or Enforcement Action with respect to Contamination. If Cohu fails (i) to so defend an Indemnified Environmental Party in a manner that is satisfactory to such Indemnified Environmental Party in its reasonable discretion or (ii) fails to pay any judgment entered against an Indemnified Environmental Party in any Third Party Claim or Enforcement Action (after the final disposition of any appeal of the judgment), the Indemnified Environmental Party may pay, discharge, satisfy, compromise, or settle any Third Party Claim or Enforcement Action. Cohu shall pay each Indemnified Environmental Party all amounts so expended upon demand.

                9.5 SURVIVAL OF PROVISIONS. The provisions of this Section 10 shall survive the termination of this Agreement for any reason and the completion of all the transactions contemplated in this Agreement.

                9.6 ACTIONS FOLLOWING TERMINATION NOTICE; ACTIONS BY INDEMNIFIED PARTIES. The foregoing notwithstanding, if IPX sends a Termination Notice to Cohu and thereafter does not send a Termination Sale Notice, then Cohu shall be released from its indemnity obligations under this Section 10 and IPX shall be solely responsible for any Contamination of the Real Property discovered or occurring after the date the Termination Sale Notice is sent; provided, however, that if an Indemnified Environmental Party has sent a notice of a Third Party Claim or an Enforcement Action before such date, Cohu shall in all events be obligated to indemnify the Indemnified Environmental Parties with respect thereto in accordance with the provisions of Section 10. Notwithstanding anything to the contrary in this Section 10.6, IPX shall bear no responsibility, and Cohu's indemnity obligation shall remain in force, regarding any Contamination caused by Cohu.

        10. RELEASES, ACKNOWLEDGMENTS AND INDEMNITIES.

                10.1 LIMITATION ON COHU'S DAMAGES. IF (a) IPX BREACHES ANY OF ITS DUTIES TO COHU UNDER THIS AGREEMENT OR (b) ANY ACT OR OMISSION OF IPX CONSTITUTES GROSS NEGLIGENCE, COHU AGREES THAT UNDER NO CIRCUMSTANCES SHALL IPX BE LIABLE FOR PUNITIVE, EXEMPLARY, CONTRACT OR CONSEQUENTIAL DAMAGES, OR FOR ANY LOST PROFITS INCURRED BY COHU OR FOR ANY INCOME TAXES, INTEREST OR PENALTIES INCURRED BY COHU. THE SOLE AND EXCLUSIVE DAMAGES FOR WHICH IPX SHALL BE HELD LIABLE UNDER THIS AGREEMENT SHALL BE EQUAL TO DOUBLE THE SUM OF: (i) THE FEES AND EXPENSE REIMBURSEMENTS PAID BY COHU TO IPX UNDER THIS AGREEMENT, PLUS (ii) THE INTEREST EARNINGS RETAINED BY IPX ON ANY ACCOUNT FUNDS ARISING UNDER THIS AGREEMENT. COHU AGREES TO PROMPTLY NOTIFY IPX OF ANY COMPLAINT OR CLAIM COHU INTENDS TO ASSERT AGAINST IPX, AND COHU AGREES NOT TO ASSERT ANY CLAIM AGAINST IPX AFTER THE PASSAGE OF 180 DAYS AFTER THE TERMINATION OF THIS AGREEMENT UNDER
SECTION 3.1. COHU AGREES THAT THE FOREGOING LIMITATION ON THE TYPE AND AMOUNT OF DAMAGES RECOVERABLE FROM IPX AND THE LIMITATION OF THE TIME WITHIN WHICH ANY CLAIM OR DISPUTE MAY BE ASSERTED AGAINST IPX IS FAIR AND REASONABLE IN LIGHT OF THE SCOPE OF THE RESPONSIBILITY OF IPX UNDER THIS AGREEMENT AND THE LIMITED AMOUNT OF THE FEES EARNED BY IPX. COHU ACKNOWLEDGES THAT IPX CONSIDERS THIS PROVISION MATERIAL AND WOULD NOT HAVE BEEN WILLING TO ENTER INTO THIS AGREEMENT IN THE ABSENCE OF SUCH LIMITATIONS. COHU ACKNOWLEDGES THAT THE LIMITATIONS CONTAINED HEREIN HAVE BEEN NEGOTIATED, AT ARMS LENGTH, BETWEEN IPX AND COHU. THE PAYMENT OF SUCH AMOUNT AS LIQUIDATED DAMAGES IS NOT INTENDED AS A FORFEITURE OR PENALTY WITHIN THE MEANING OF CALIFORNIA CIVIL CODE SECTIONS 3275 OR 3369, BUT IS INTENDED TO CONSTITUTE LIQUIDATED DAMAGES TO COHU PURSUANT TO AND IN ACCORDANCE WITH CALIFORNIA CIVIL CODE SECTIONS 1671, 1676 AND 1677 AND SHALL CONSTITUTE COHU'S SOLE RECOURSE FOR IPX'S DEFAULT.


        COHU'S    __________                   IPX'S      __________

        INITIALS: __________                   INITIALS:  __________


                10.2 MEDIATION. IF COHU ASSERTS ANY CLAIM AGAINST IPX MEMBER OR IPX AND IF THE CLAIM CANNOT BE SETTLED THROUGH NEGOTIATIONS, COHU, PACIFIC AMERICAN PROPERTY EXCHANGE CORPORATION, AND IPX AGREE FIRST TO TRY IN GOOD FAITH TO SETTLE THE

CLAIM OR CONTROVERSY BY MEDIATION ADMINISTERED BY THE AMERICAN ARBITRATION ASSOCIATION UNDER ITS COMMERCIAL MEDIATION RULES BEFORE RESORTING TO LITIGATION. ANY MEDIATION SESSIONS SHALL BE HELD IN SAN DIEGO COUNTY, CALIFORNIA.

                10.3 ADDITIONAL INDEMNIFICATION OF INDEMNIFIED PARTIES. Cohu shall defend, indemnify and hold harmless each Indemnified Party from and against any claim, including, without limitation, costs and expenses of defending or settling disputed claims (including without limitation reasonable attorney's fees incurred by any Indemnified Party), arising from or in connection with:

                        (a) Any representation, warranty, covenant, obligation or liability of Cohu relating to the Real Property, or its acquisition or conveyance in accordance with this Agreement, any third party claim arising from entering into the Lease, any claim or allegation by any buyer, seller, or any lender, tenant, lien holder or other third party connected with the Real Property; and

                        (b) The proper performance by the Indemnified Parties of any of their duties, responsibilities or obligations under this Agreement.

                10.4 SURVIVAL AND SCOPE OF INDEMNITY. Notwithstanding any conflicting term or provision of this Agreement, Cohu's indemnification and related covenants and obligations in this Agreement will:

                        (a) Survive and continue in effect after the closing, or delivery and recordation of any deed or any termination of this Agreement (whether from completion of the arrangements provided for in this Agreement, or otherwise); and

                        (b) Not apply to any claim directly caused by the willful misconduct, gross negligence, or breach of its duties or responsibilities under this Agreement by IPX.

                10.5 COHU'S RESPONSIBILITIES. Without prejudice to any other limitation on the duties, responsibilities or obligations of IPX under this Agreement, Cohu (not IPX) is responsible for:

                        (a) The sufficiency, accuracy or validity of any document or instrument arising from or relating to the transactions contemplated by this Agreement;

                        (b) The manner of signing of any document or instrument, except to the extent signed by IPX;

                        (c) The identity, authority or rights of any person or entity signing any document or instrument, other than IPX; or

                        (d) The federal or state income tax aspects of the transactions contemplated by this Agreement.

                10.6 NO UNLAWFUL ACTIONS. IPX shall not be required to sign any agreement or participate in any transaction that, in the reasonable opinion of IPX, would require IPX to engage in any unlawful or fraudulent action or would be unduly burdensome to IPX.

                10.7 FEES PAYABLE TO IPX. IPX shall be entitled to receive from Cohu certain fees, as reasonably determined by IPX and Cohu, in consideration of IPX's performance of its obligations under this Agreement.


                10.8 SURVIVAL OF WARRANTIES. All representations, warranties, indemnities and limitations on the liability of IPX set forth in or otherwise made pursuant to this Agreement will survive and remain in effect after the closing and the delivery and recording of any deeds, and will not be merged into those deeds, and will survive the termination of this Agreement.

                10.9 ATTORNEYS' FEES. If any legal action or proceeding is commenced by any party in order to enforce this Agreement or any provision of this Agreement or in connection with any alleged dispute, breach, default or misrepresentation in connection with any provision in this Agreement, the prevailing party will be entitled to recover reasonable attorneys' fees and costs incurred in connection with that action or proceeding, including costs of pursuing or defending any legal action, discovery or negotiation and preparation of any settlement arrangements, in addition to any other relief as may be granted by the court.

                10.10 NOTICES. Any request, notice or other communication to be given under this Agreement must be in writing and delivered personally or by messenger, private mail, courier service, facsimile or sent by first class mail, postage prepaid, as follows:

               To Cohu:             Cohu, Inc.
                                    5755 Kearny Villa Road
                                    San Diego, CA  92123
                                    Attn:   John Allen
                                    Facsimile:  (858) 277-9412

               To IPX:              IPX Camelback, LLC
                                    2390 East Camelback Road,
                                    Suite 210
                                    Phoenix, AZ  85016
                                    Attn:  Karin A. Church
                                    Facsimile:  (602) 224-8815

All notices will be considered effective (i) upon receipt, if delivered personally or by messenger or private mail courier, (ii) on the business day of successful transmission by facsimile, (iii) otherwise on the third business day after deposit in the US mail, postage prepaid or (iv) the next business day after deposit with a nationally recognized overnight courier service. Any party may change its address or facsimile number by a communication in accordance herewith.

        11. MISCELLANEOUS PROVISIONS.

                11.1 WAIVER. No failure or delay on the part of any party in exercising any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy hereunder. The remedies provided hereunder are cumulative.

                11.2 AMENDMENTS. No amendment, modification, termination or waiver of this Agreement or any provision hereof nor any consent to any departure herefrom shall be effective unless the same is in writing and signed by the party to be bound thereby and then any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

                11.3 GOVERNING LAW. This Agreement and all rights and obligations of the parties hereunder shall be governed by and be construed and enforced in accordance with the laws of the Forum State. Each party hereby consents to the jurisdiction of the courts of the Forum State.

                11.4 ASSIGNMENT. This Agreement shall bind and inure to the benefit of the parties hereto and their respective successors and assigns. Except as set forth in Section 12.11, neither party shall have the right to assign any of its rights or interests herein without the prior written consent of the other party. No person not a party hereto is intended to be benefited by this Agreement.

                11.5 SEVERABILITY. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without affecting the validity or enforceability of the remainder of this Agreement or the enforceability of such provision in any other jurisdiction.

                11.6 CAPTIONS. Captions and headings used in this Agreement are included for convenience of reference only and shall not constitute a part of this Agreement.

                11.7 ENTIRE AGREEMENT. This Agreement constitutes the entire Agreement between the parties and supersedes any contemporaneous or previous written or oral agreements, representations or undertakings concerning the acquisition of the Real Property. Cohu and IPX may execute other agreements to facilitate the transactions contemplated in this Agreement, but such other agreements shall not modify the parties' obligations under this Agreement. No supplement, modification or amendment to this Agreement will be binding unless signed by all parties to this Agreement. A waiver of any provisions of this Agreement will not be considered a waiver of any other provision, whether or not similar, nor will any waiver on one occasion constitute a continuing or permanent waiver.

                11.8 INCONSISTENT ACTION BY IPX. IPX agrees that it will not take any actions with respect to the Real Property that are not consistent with this Agreement, the Loan Agreement, or the Lease. IPX further agrees that at no time during the term of this Agreement shall it make an assignment for the benefit of creditors, file a petition in bankruptcy, petition or apply to any tribunal for any receiver or trustee or commence any proceeding relating to itself under any bankruptcy, reorganization, dissolution or liquidation law or statute of any jurisdiction or otherwise indicate its consent to, approval of or acquiescence of any such proceeding.

                11.9 COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which shall constitute but one and the same instrument.

                11.10 CONSTRUCTION; RECITALS. In all cases, the language in all parts of this Agreement shall be construed simply, according to its fair meaning, and not strictly for or against any party. The above Recitals are hereby incorporated into this Agreement by this reference.

                11.11 TAX DEFERRED EXCHANGE. Cohu (or its designated assignee) shall have the right to effectuate a tax deferred exchange within the meaning of
Section 1031 of the Internal Revenue Code of 1986, as amended, and the comparable provisions of any applicable state statute ("1031 Exchange"), of the Real Property, provided that such 1031 Exchange does not unreasonably delay any of the closing procedures contemplated in Section 5.1 above. IPX agrees to cooperate with Cohu or its designated assignee in order to effectuate such 1031 Exchange and Cohu agrees to indemnify, defend and hold IPX harmless from and against any and all losses, out of pocket costs, liabilities or damages suffered or incurred by IPX as a result of Cohu's participation in said 1031 Exchange. If Cohu elects to effectuate a 1031 Exchange as provided herein, IPX specifically
(i) understands that the rights and responsibilities hereunder may be assigned or otherwise transferred to a qualified intermediary selected by Cohu to effectuate such 1031 Exchange, (ii) consents to any such assignment or transfer, and (iii) agrees to execute all documents reasonably required to carry out the 1031 Exchange as provided in this Section 12.11.

        IN WITNESS WHEREOF, Cohu and IPX have each caused this Real Estate Acquisition Agreement to be duly executed pursuant to proper authorization as of the day and year first above written.






                       SIGNATURES APPEAR ON FOLLOWING PAGE

COHU:                                  COHU, INC., a Delaware corporation

                                       By:  /s/  John H. Allen
                                           -------------------------------------
                                             John H. Allen
                                       Its:  Vice President, Finance and
                                             Chief Financial Officer



IPX:                                   IPX CAMELBACK, LLC, an Arizona
                                       limited liability company

                                       By:   Pacific American Property Exchange
                                             Corporation, a California
                                             corporation

                                       Its:  Manager


                                             By:  /s/  Karin A. Church
                                                 -------------------------------
                                                   Karin A. Church,
                                                   Assistant Vice President and
                                                   Exchange Coordinator

                                   EXHIBIT "A"

                       LEGAL DESCRIPTION OF REAL PROPERTY


        The Real Property is located in the City of Poway, County of San Diego, State of California and is more particularly described as follows:

Parcels 101, 102 and a portion of Parcel 103 of Parcel Map No. 16320 filed in the office of the County Recorder of San Diego County on December 10, 1990.

Said portion of Parcel 103 is described as follows:

        Beginning at the Northeasterly corner of Parcel 105 of said Parcel Map 16320,

        North 39(degree) 45' 33" West 618.40 feet; thence,

        North 00(degree) 07' 57" East 584.60 feet; thence,

        South 88(degree) 28' 24" East 290.00 feet; thence,

        South 00(degree) 07' 57" West 46.94 feet; thence,

        South 82(degree) 46' 00" East 506.32 feet; thence,

        South 63(degree) 08' 00" East 170.54 feet; thence,

        North 38(degree) 08' 00" East 253.23 feet; thence,

        South 03(degree) 51' 02" West 673.92 feet; thence,

        South 87(degree) 26' 00" West 482.83 feet to the beginning of a tangent curve concave Southeasterly with a radius of 324.50 feet; thence,

        Along said curve central angle 60(degree) 48' 13" a length of 344.37 feet to the point of beginning, a radial to said curve bears North 63(degree) 22' 13" West.

Excepting therefrom all minerals, oils, gas, petroleum, other hydrocarbon substances and all underground water in or under or which may be produced from said property which underlies a plane parallel to and 500 feet below the present surface of said property for the purpose of prospecting for, the exploration, development, production, extraction and taking of said minerals, oil, gas, petroleum, other hydrocarbon substances and water from said property but without the right to enter upon the surface or any portion thereof above said plane parallel to and 500 feet below the present surface of the said property for any purpose whatsoever.